UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2012

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 H Street NW, Suite 920, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-888-244-3650

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective October 19 2012, Igen Networks Corporation (“the Company”) completed the purchase of 200,000 shares of Gogiro Internet Group (“Gogiro”) common stock at CAD$0.25 per share, for a total price of CAD$50,000.00.  The share purchase was paid for in cash.

The subscription for shares was pursuant to and consistent with a previously reported agreement signed the 23rd of November 2011 between the Company and Gogiro, granting the Company options to subscribe for shares in Gogiro.

Before the transaction the Company was an existing Gogiro shareholder, owning 200,000 shares.  The above purchase brings the total shares of Gogiro owned by Igen to 400,000.  The CEO and COO of the Company are CEO and COO respectively of Gogiro, and the CEO of the Company is a private investor and Director of Gogiro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Richard Freeman
Richard Freeman
Chief Operating Officer and Director

Date: October 24, 2012